UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2021

Star Alliance International Corp.

(Exact name of small business issuer as specified in its charter)

Nevada	333-197692	37-1757067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5743 Corsa Avenue Suite 218, West Lake Village, CA 91362
(Address of principal executive offices)

(833) 443-7827
(Issuer’s telephone number)

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2021, we entered into a Share Purchase Agreement (the “Agreement”) to purchase 51% of Compania Minera Metalurgica Centro Americana SA., a Honduran corporation (“Commsa”). Under the Agreement, we will acquire shares in Commsa representing 51% of its share capital from Commsa’s sole shareholder, Juan Lemus, in exchange for a purchase price of $1,000,000 in cash and 5,000,000 shares of our common stock to be issued to Mr. Lemus. In addition, the Agreement requires us to provide $7,500,000 in working capital to expand mining operations in Commsa’s Rio Jalan gold mining project. This transaction will become effective on January 1, 2022. Our ability to fund the cash portion of the purchase price, and to fund the required working capital for Commsa’s mining project, will depend on our ability to raise additional capital through debt and/or equity financing arrangements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Commsa’s Rio Jalan gold mining project is located in Olancho state in the highlands of Central Honduras. The project runs along a 12.5 mile stretch of the Rio Jalan River in a peaceful agrarian area populated by farmers and ranchers in five nearby villages. The Rio Jalan project’s gold mines are already producing gold, and operations will be expanded early next year. Local small mining operations in the area are producing approximately 250 oz. to 300 oz. of gold per site per month, but are losing approximately 50% of the recoverable gold particles in processing. We intend to expand operations at the Rio Jalan project using modern equipment, including our new Genesis program. We believe our Genesis technology can lead to significantly higher quantities of gold per site, with to 98% of recoverable gold being retained.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Share Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Alliance International Corp.

/s/ Richard Carey

Richard Carey
Chief Executive Officer

Date: December 27, 2021

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